EXHIBIT 99.7

BENEFICIAL OWNER ELECTION FORM

$25,000,000 OF SHARES OF CLASS A COMMON STOCK OF
BANKATLANTIC BANCORP, INC.
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of BankAtlantic Bancorp, Inc. (the “Company”) issuable upon the exercise of subscription rights.

In this form, I (we) instruct you whether to exercise subscription rights to purchase shares of Class A Common Stock distributed with respect to the shares of Class A Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus supplement, dated June 18, 2010, and accompanying prospectus, dated May 4, 2010 (collectively, the “Prospectus”) and the related Instructions for Use of BankAtlantic Bancorp, Inc. Subscription Rights Certificates.

BOX 1. ☐	Please do not exercise subscription rights for shares of Class A Common Stock.

BOX 2. ☐	Please exercise subscription rights for me (us) and purchase shares of Class A Common Stock as set forth below:

	NUMBER		SUBSCRIPTION
	OF SHARES		PRICE		PAYMENT

Basic Subscription Rights		X	$1.50	=	$	(line 1)
Over-Subscription Option		X	$1.50	=	$	(line 2)
		Total payment required (sum of lines 1 and 2)		=	$

BOX 3. ☐	Payment in the following amount is enclosed: $ (This amount must equal the amount set forth opposite “Total payment required” above)

BOX 4. ☐	Please deduct payment from the following account maintained by you as follows:

Type of Account:	Account No.:

Amount to be Deducted: $

Date

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